                                                                    EXHIBIT 99.4


                              File No. 001-13252

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              ___________________


                                   FORM 11-K

                                  (Mark One)

              [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

                    For the plan year ended March 31, 1999

                                       OR

            [_]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                  For the transition period from  ____ to ____

       A.   Full title of the plan and address of the plan, if different from that of the issuer named below:

                      McKesson HBOC, Inc. Profit Sharing
                           Investment Plan, formerly
                     the HBO & Company Profit Sharing and
                                 Savings Plan

        B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                              McKesson HBOC, Inc.
                                McKesson Plaza
                                One Post Street
                            San Francisco, CA 94104
                                (415) 983-8300

                                 HBO & COMPANY
                        PROFIT SHARING AND SAVINGS PLAN

               Financial Statements with Supplementary Schedules

                     March 31, 1999 and December 31, 1998

                         Independent Auditors' Report
                         ----------------------------



Administrative Committee
HBO & Company Profit Sharing and Savings Plan


We have audited the accompanying statement of net assets available for benefits of HBO & Company Profit Sharing and Savings Plan as of March 31, 1999, and the related statement of changes in net assets available for benefits for the three months then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The statement of net assets available for benefits as of December 31, 1998 was audited by Snyder, Camp, Stewart & Co., LLP, who merged with Crisp Hughes Evans LLP in June 1999, and whose report dated June 7, 1999 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of HBO & Company Profit Sharing and Savings Plan as of March 31, 1999, and the changes in net assets available for benefits for the three months then ended, in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Securities and Exchange Commission and the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Atlanta, Georgia
October 8, 1999

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

                Statements of Net Assets Available for Benefits

                      March 31, 1999 and December 31, 1998

                                                    March 31,    December 31,
                                                       1999          1998
                                                   ------------  ------------
Assets:
 Investments, at fair value:
  HBO & Company Common Stock Fund                  $          -  $ 87,974,789
  McKesson HBOC, Inc. Common Stock Fund              73,157,676             -
  Fidelity Magellan Fund                             53,687,858    47,569,294
  Fidelity Growth and Income Fund                    53,756,909    49,911,771
  Fidelity Retirement Money Market Fund              10,379,420     9,838,027
  Fidelity Asset Manager Fund                         7,344,403     7,078,608
  Fidelity Managed Income Fund                        3,099,562     2,917,735
  Fidelity Intermediate Bond Fund                     4,038,081     3,781,383
  Fidelity International Growth and Income Fund       2,668,437     2,778,598
  Fidelity Blue Chip Growth Fund                     22,898,342    19,543,406
  Fidelity Equity Income II Fund                     12,793,647    11,525,386
  Janus Balanced Fund                                 2,119,500       936,587
  Templeton Foreign A Fund                            1,196,080       835,527
                                                   ------------  ------------
      Total investments                             247,139,915   244,691,111

 Contributions receivable from employer               1,652,030       562,078
 Contributions receivable from participants           2,303,798     1,276,770
 Loans receivable from participants                   3,167,430     3,066,897
 Accrued investment income                               67,762        61,332
                                                   ------------  ------------
      Total assets                                  254,330,935   249,658,188

Liabilities                                                   -             -
                                                   ------------  ------------

Net assets available for benefits                  $254,330,935  $249,658,188
                                                   ============  ============



See accompanying notes to financial statements.

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

           Statement of Changes in Net Assets Available for Benefits

                   For the Three Months Ended March 31, 1999


Additions to net assets attributed to:
 Investment income                               $    562,336
 Unrealized depreciation in fair value
  of investments                                   (9,500,069)
 Realized gain on sale of investments               2,641,331
                                                 ------------
      Net decrease from investment activities      (6,296,402)

 Contributions:
  Employer                                          3,205,294
  Participants                                     11,593,734
 Interest income on loans to participants              61,816
                                                 ------------
      Total additions                               8,564,442

Deductions from net assets attributed to:
  Benefits paid directly to participants           (3,887,720)
  Administrative fees                                  (3,975)
                                                 ------------

      Net increase                                  4,672,747

Net assets available for benefits:
 Beginning of period                              249,658,188
                                                 ------------

 End of period                                   $254,330,935
                                                 ============



See accompanying notes to financial statements.

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

                         Notes to Financial Statements

                      March 31, 1999 and December 31, 1998


(1)  Description of Plan
     -------------------
     The following description of HBO & Company Profit Sharing and Savings Plan (the "Plan") provides only general information. The Plan document should be referred to for a more complete description of the Plan's provisions.

     The Plan is a defined contribution plan which covers all employees of HBO & Company and HBO & Company of Georgia (jointly referred to herein as the "Company") who have completed six months of service (12 months for pre-1995 plan years) and have attained age 21 as of a Plan entry date. The Plan's entry dates are January 1, April 1, July 1, and October 1.

     Each eligible employee can elect to defer a percentage of pretax compensation, as defined, of from one to a maximum of fifteen percent and may contribute such amounts to the Plan. Such deferral elections must be made in whole percentages. If necessary, the salary deferral contributions allowed by a participant will be reduced by the Plan's Administrative Committee so that such contributions do not cause the Plan to be discriminatory or exceed the limitations of the Internal Revenue Code.

     The Company may also contribute to the Plan at the election of the Board of Directors through matching contributions and/or discretionary contributions. Each participant's share of Company discretionary contributions is related to the participant's compensation, as defined. Company contributions may not exceed the maximum allowable as a deduction as defined by the Internal Revenue Code. During 1999, the Company contributed $.75 for each $1 contributed by employees; however, this Company matching contribution was only applicable for employee contributions of up to 4% of pretax compensation. No Company discretionary contributions were authorized for the three months ended March 31, 1999.

     Participants are 100% vested in their pretax compensation contributions and earnings thereon at all times. Company matching and discretionary contributions credited to a participant's account and earnings thereon vest on a graded basis. A participant becomes 20% vested in his/her Company account after one year of service and an additional 20% becomes vested in each of the following four years until a participant fully vests after five years of service (effective January 1, 1995). Prior to January 1, 1995, a participant became 20% vested in his/her Company account after three years of service and an additional 20% vested in each of the following four years until a participant fully vests after seven years of service. Further, a participant is automatically 100% vested without regard to years of service in the event of termination due to death, disability, or attainment of age
     65. Allocation of Plan earnings/losses is based on a participant's account balance in the respective fund.

     Forfeitures of terminated participants' nonvested accounts are allocated among the remaining Plan participants at the end of the Plan year as if the forfeitures are additional matching contributions, as designated by the Administrative Committee. At March 31, 1999, forfeited nonvested accounts amounted to $1,501,878. These accounts may be used to reduce future employer contributions.

     Participants have the option to direct the investment of their accounts among eleven investment funds: the Fidelity Retirement Money Market Fund, the Fidelity Managed Income Fund, the Fidelity Intermediate Bond Fund, the Fidelity Growth and Income Fund, the Fidelity Magellan Fund, the Fidelity Asset Manager Fund, the Fidelity Blue Chip Growth Fund, the Fidelity Equity Income II Fund , the Janus Balanced Fund, the Templeton Foreign A Fund, and the McKesson HBOC, Inc. Common Stock Fund. On July 1, 1998 contributions to the Fidelity International Growth and Income Fund were discontinued.

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

                      March 31, 1999 and December 31, 1998


(1)  Description of Plan, Continued
     ------------------------------
     Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loan terms range up to 5 years, except that loan terms for the purchase of a primary residence are at the discretion of the Administrative Committee. The loans are secured by the balance in the participant's account and bear interest at a rate determined by the Administrative Committee. Principal and interest is paid ratably through monthly payroll deductions.

     Upon termination, participants under age 65 with account balances totaling more than $5,000 may elect to (1) delay the distribution of accounts or (2) receive vested benefits generally in a lump sum distribution. The full value of benefits (regardless of amount) are payable upon normal or postponed retirement or to beneficiaries upon death of the participant. Participants with balances totaling less than $5,000 or on total or permanent disability receive a lump sum distribution of vested benefits.

     Under a provision of the Plan, the Company, through actions of its Board of Directors, reserves the right to terminate the Plan. If the Plan is terminated, each participant becomes fully vested as of the termination date.

(2)  Summary of Significant Accounting Policies
     ------------------------------------------
     The accounting records of the Plan are maintained on the accrual basis.

     Common stock and investment funds held for investment by the Plan are stated at quoted market values from independent published sources. Loans receivable from participants are stated at cost which approximates fair value.

     The change in the difference between current value and the cost of the investments is reflected in the statement of changes in net assets available for benefits as unrealized appreciation (depreciation) in fair value of investments.

     Realized gain (loss) on sale of investments is the difference between the proceeds received and the average cost of investments sold.

     Benefits are recorded when paid.

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

(3)  Administration
     --------------
     The Company's Employee Benefits Administrative Committee (the "Administrative Committee") is the Plan administrator. Fidelity Management Trust Company is the Trustee, with custodial responsibility for the Plan's assets. The Plan is liable for all administrative expenses not paid by the Company. At the direction of the Administrative Committee, the Plan's administrative expenses for the three months ended March 31, 1999, except for certain investment fees, were paid by the Company.

(4)  Income Tax Status
     -----------------
     The Plan is intended to be qualified under the Internal Revenue Code (the "IRC"). A favorable ruling was obtained from the IRS as to the tax-exempt status of the Plan in May 1997.

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

                     March 31, 1999 and December 31, 1998


(5)  Transactions with Parties-In-Interest
     -------------------------------------

     During the three months ended March 31, 1999, the Plan purchased 19,516 shares of the Common Stock of HBO & Company, the Plan Sponsor, for $610,675, and sold 25,019 shares of the Common Stock of HBO & Company for $779,456 in accordance with the terms of the Plan.

     During the three months ended March 31, 1999, the Plan purchased 51,372 shares of the Common Stock of McKesson HBOC, Inc., the Plan sponsor subsequent to the merger of HBO & Company and McKesson Corporation, for $3,389,196, and sold 75,530 shares of the Common Stock of McKesson HBOC, Inc. for $4,984,525 in accordance with the terms of the Plan.

     In January, 1999, in conjunction with the merger of HBO & Company and McKesson Corporation, 3,061,102 shares of the Common Stock of HBO & Company, valued at $94,128,887 were exchanged for 1,132,608 shares of the Common Stock of McKesson HBOC, Inc.

(6)  Investments
     -----------

     During the three months ended March 31, 1999, the Plan's investments (including investments bought and sold as well as held during the year) appreciated (depreciated) in fair value as follows:

                                                                      Net
                                                                  Appreciation
                                                                 (Depreciation)      Fair Value
                                                                  in Fair Value        at End
                                                                  During Period       of Period
                                                                  -------------       ---------
     Three months ended March 31, 1999:

       Fair value as determined by quoted market price:
         HBO & Company Common Stock Fund                          $  6,322,879               -
         McKesson HBOC, Inc. Common Stock Fund                     (19,375,882)       73,157,676
         Fidelity Magellan Fund                                      3,609,244        53,687,858
         Fidelity Growth and Income Fund                               912,505        53,756,909
         Fidelity Retirement Money Market Fund                             -          10,379,420
         Fidelity Asset Manager Fund                                    62,600         7,344,403
         Fidelity Managed Income Fund                                      -           3,099,562
         Fidelity Intermediate Bond Fund                               (41,367)        4,038,081
         Fidelity International Growth and Income Fund                  83,441         2,668,437
         Fidelity Blue Chip Growth Fund                              1,180,864        22,898,342
         Fidelity Equity Income II Fund                                220,709        12,793,647
         Janus Balanced Fund                                            97,636         2,119,500
         Templeton Foreign A Fund                                       68,633         1,196,080
                                                                  ------------       -----------

                                                                  $ (6,858,738)      247,139,915
                                                                  ============       ===========

     The current value of the McKesson HBOC, Inc. Common Stock Fund, Fidelity Magellan Fund, Fidelity Growth and Income Fund, Fidelity Blue Chip Growth Fund, and Fidelity Equity Income II Fund held for investment at March 31, 1999 was $73,157,676, $53,687,858, $53,756,909, $22,898,342 and
     $12,793,647, respectively, each of which represented an investment greater than 5% of the Plan's net assets.

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

                     March 31, 1999 and December 31, 1998


(6)  Investments, Continued
     ----------------------

     The current value of the HBO & Company Common Stock Fund, Fidelity Magellan Fund, Fidelity Growth and Income Fund and Fidelity Blue Chip Growth Fund held for investment at December 31, 1998 was $87,974,789, $47,569,294,
     $49,911,771, and $19,543,406, respectively, each of which represented an investment greater than 5% of the Plan's net assets.

     The realized gain on the sale of investments during the three months ended March 31, 1999 was determined as follows:



       Aggregate proceeds                              $  106,788,079
       Aggregate cost                                    (104,146,748)
                                                       --------------

         Realized gain                                 $    2,641,331
                                                       ==============

     During the three months ended March 31, 1999, the balance of unrealized appreciation (depreciation) in the fair value of investments changed as follows:

       Balance, December 31, 1998                           $    86,568,174

         Current unrealized depreciation of investments,
          net of realized gains (losses)                         (9,500,069)
                                                            ---------------

       Balance, March 31, 1999                              $    77,068,105
                                                            ===============

(7)  Sale of Company and Merger of Plan
     ----------------------------------

     In January, 1999 the Company merged with McKesson Corporation and a decision was made to merge the profit sharing plans of both Companies. The plans were merged effective April 1, 1999 forming the McKesson HBOC, Inc. Profit Sharing Investment Plan. In conjunction with the merger, several amendments were made to Plan provisions, including a change to Company matching contributions consisting entirely of Company common stock and a change in Plan eligibility requirements.

(8)  Excess Contributions
     --------------------

     Excess deferral contributions were made during the short plan year ended March 31, 1999. These contributions, totaling $1,374,038, will be distributed during the next plan year as benefit distributions to certain active participants as required to satisfy the relevant nondiscrimination provisions of the Plan.

(9)  Subsequent Event
     ----------------

     Subsequent to March 31, 1999, the Plan's investment in the common stock of McKesson HBOC, Inc. had a significant decline in market value.

(10) Investment Funds
     ----------------

     The Plan provides for separate investment funds for participants as described in note 1 to the financial statements. The following pages summarize the net assets available for benefits for each fund as of March 31, 1999 and December 31, 1998 and the changes in net assets available for benefits for each fund for the three months ended March 31, 1999.

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

            Net Assets Available for Benefits by Investment Program

                                             HBO &      McKesson                Fidelity    Fidelity    Fidelity   Fidelity
                                            Company       HBOC       Fidelity   Growth &   Retirement     Asset     Managed
                                             Common      Common      Magellan    Income    Money Mkt     Manager    Income
                                             Stock        Stock        Fund       Fund        Fund        Fund       Fund
                                             -----        -----        ----       ----        ----        ----       ----
March 31, 1999
--------------

Assets:
 Investments at fair value                $     -      73,157,676  53,687,858  53,756,909  10,379,420  7,344,403  3,099,562
 Contributions receivable from
   employer company                             -       1,652,030       -           -           -          -          -
 Contributions receivable from
   participants                                 -         370,249     440,105     459,259     112,937     77,930     24,887
 Loans receivable from participants             -          39,952     680,485   1,095,142     542,666    351,909    126,797
 Accrued investment income                      -          67,762       -           -           -          -          -
                                          -----------  ----------  ----------  ----------  ----------  ---------  ---------
      Total assets                              -      75,287,669  54,808,448  55,311,310  11,035,023  7,774,242  3,251,246
                                          -----------  ----------  ----------  ----------  ----------  ---------  ---------
Liabilities                                     -           -           -           -           -          -          -
                                          -----------  ----------  ----------  ----------  ----------  ---------  ---------
Net assets available for benefits         $     -      75,287,669  54,808,448  55,311,310  11,035,023  7,774,242  3,251,246
                                          ===========  ==========  ==========  ==========  ==========  =========  =========


December 31, 1998
-----------------

Assets:
 Investments at fair value                $87,974,789       -      47,569,294  49,911,771   9,838,027  7,078,608  2,917,735
 Contributions receivable from
   employer company                           119,012       -         102,362     109,905      39,204     20,254      8,715
 Contributions receivable from
   participants                               251,273       -         231,916     260,624      67,797     50,755     18,958
 Loans receivable from participants            69,831       -         610,242   1,088,987     618,142    334,402    110,641
 Accrued investment income                     61,332       -           -           -           -          -          -
                                          -----------  ----------  ----------  ----------  ----------  ---------  ---------
      Total Assets                         88,476,237       -      48,513,814  51,371,287  10,563,170  7,484,019  3,056,049
                                          -----------  ----------  ----------  ----------  ----------  ---------  ---------
Liabilities                                     -           -           -           -           -          -          -
                                          -----------  ----------  ----------  ----------  ----------  ---------  ---------
Net assets available for benefits         $88,476,237       -      48,513,814  51,371,287  10,563,170  7,484,019  3,056,049
                                          ===========  ==========  ==========  ==========  ==========  =========  =========
                                                       Fidelity
                                           Fidelity     Int'l    Fidelity    Fidelity
                                         Intermediate   Growth   Blue Chip     Equity     Janus     Templeton
                                             Bond      & Income    Growth    Income II   Balanced   Foreign A
                                             Fund        Fund       Fund        Fund       Fund        Fund        Total
                                             ----        ----       ----        ----       ----        ----        -----
March 31, 1999
--------------

Assets:
 Investments at fair value                4,038,081   2,668,437  22,898,342  12,793,647  2,119,500   1,196,080   247,139,915
 Contributions receivable from
   employer company                           -           -           -           -              -           -     1,652,030
 Contributions receivable from
   participants                              61,846       -         417,188     177,372     95,977      66,048     2,303,798
 Loans receivable from participants         179,879       7,478      72,983      83,147      4,287     (17,295)    3,167,430
 Accrued investment income                    -           -           -           -              -           -        67,762
                                          ---------   ---------  ----------  ----------  ---------   ---------   -----------
      Total assets                        4,279,806   2,675,915  23,388,513  13,054,166  2,219,764   1,244,833   254,330,935
                                          ---------   ---------  ----------  ----------  ---------   ---------   -----------
Liabilities                                   -           -           -           -              -           -             -
                                          ---------   ---------  ----------  ----------  ---------   ---------   -----------
Net assets available for benefits         4,279,806   2,675,915  23,388,513  13,054,166  2,219,764   1,244,833   254,330,935
                                          =========   =========  ==========  ==========  =========   =========   ===========


December 31, 1998
-----------------

Assets:
 Investments at fair value                3,781,383   2,778,598  19,543,406  11,525,386    936,587     835,527   244,691,111
 Contributions receivable from
   employer company                          15,431       -          79,572      42,392     10,492      14,739       562,078
 Contributions receivable from
   participants                              37,268       -         193,394     103,118     27,427      34,240     1,276,770
 Loans receivable from participants         156,559       6,411      34,652      56,171    (18,019)     (1,122)    3,066,897
 Accrued investment income                    -           -           -           -              -           -        61,332
                                          ---------   ---------  ----------  ----------  ---------   ---------   -----------
      Total Assets                        3,990,641   2,785,009  19,851,024  11,727,067    956,487     883,384   249,658,188
                                          ---------   ---------  ----------  ----------  ---------   ---------   -----------
Liabilities                                   -           -           -           -              -           -             -
                                          ---------   ---------  ----------  ----------  ---------   ---------   -----------
Net assets available for benefits         3,990,641   2,785,009  19,851,024  11,727,067    956,487     883,384   249,658,188
                                          =========   =========  ==========  ==========  =========   =========   ===========

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN

      Changes in Net Assets Available for Benefits by Investment Program

                   For the Three Months Ended March 31, 1999

                                                                                               Fidelity
                                            HBO &       McKesson     Fidelity     Fidelity    Retirement    Fidelity    Fidelity
                                           Company        HBOC       Magellan     Growth &    Money Mkt.     Asset       Managed
                                         Common Stock Common Stock     Fund     Income Fund      Fund     Manager Fund Income Fund
                                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
Additions to net assets attributed to:
 Investment income                       $        (19)      67,762            -      101,624      119,129       62,028       40,250
 Unrealized appreciation
  (depreciation) in fair value
  of investments                            5,947,303  (20,683,662)   3,272,691      506,006            -       48,228            -

 Realized gain (loss) on sale of
  investments                                 375,576    1,307,780      336,553      406,499            -       14,372            -
                                         ------------ ------------ ------------ ------------ ------------ ------------ ------------

 Net increase (decrease) from investment
  activities                                6,322,860  (19,308,120)   3,609,244    1,014,129      119,129      124,628       40,250

 Contributions:
  Employer                                          -    1,951,964      291,361      309,570      116,755       55,105       20,640

  Participants                                136,841    2,141,551    2,094,232    2,272,853      560,660      406,766      122,784

 Interest income on loans
  to participants                               6,202       11,778       11,846       12,197        4,792        1,831          436
                                         ------------ ------------ ------------ ------------ ------------ ------------ ------------

       Total additions                      6,465,903  (15,202,827)   6,006,683    3,608,749      801,336      588,330      184,110

Deductions from net assets attributed to:
 Benefits expense                            (321,122)  (1,086,216)    (627,491)    (807,421)    (240,369)    (123,572)    (119,036)

 Administrative expense                             -            -         (825)      (1,050)        (525)        (150)         (75)

 Interfund transfers                      (94,621,018)  91,576,712      916,267    1,139,745      (88,589)    (174,385)     130,198
                                         ------------ ------------ ------------ ------------ ------------ ------------ ------------

       Net increase (decrease)            (88,476,237)  75,287,669    6,294,634    3,940,023      471,853      290,223      195,197

 Net assets available for benefits:
  Beginning of period                      88,476,237            -   48,513,814   51,371,287   10,563,170    7,484,019    3,056,049
                                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
  End of period                          $          -   75,287,669   54,808,448   55,311,310   11,035,023    7,774,242    3,251,246
                                         ============ ============ ============ ============ ============ ============ ============

                                                        Fidelity                 Fidelity     Fidelity
                                           Fidelity      Int'l      Fidelity      Equity       Janus        Templeton
                                         Intermediate   Growth &    Blue Chip    Income II    Balanced      Foreign A
                                           Bond Fund  Income Fund  Growth Fund      Fund        Fund          Fund       Total
                                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
 Additions to net assets attributed to:
  Investment income                            56,681            -            -      105,865        9,016            -      562,336
  Unrealized appreciation
   (depreciation) in fair value
   of investments                             (41,850)      70,243    1,047,542      171,183       91,163       71,084   (9,500,069)

  Realized gain (loss) on sale of
   investments                                    483       13,198      133,322       49,526        6,473       (2,451)   2,641,331
                                         ------------ ------------ ------------ ------------ ------------ ------------ ------------

 Net increase (decrease)
  from investment activities                   15,314       83,441    1,180,864      326,574      106,652       68,633   (6,296,402)

 Contributions:
  Employer                                     37,368            -      233,583      107,199       34,983       46,766    3,205,294

  Participants                                335,639        3,471    1,890,904      925,600      414,542      287,891   11,593,734

 Interest income on loans
  to participants                               1,929            -        6,379        2,753          625        1,048       61,816
                                         ------------ ------------ ------------ ------------ ------------ ------------ ------------

       Total additions                        390,250       86,912    3,311,730    1,362,126      556,802      404,338    8,564,442

Deductions from net assets attributed to:
 Benefits expense                             (52,575)     (65,836)    (332,124)     (91,984)      (9,473)     (10,501)  (3,887,720)

 Administrative expense                          (225)           -         (450)        (600)           -          (75)      (3,975)

 Interfund transfers                          (48,285)    (130,170)     558,333       57,557      715,948      (32,313)           -
                                         ------------ ------------ ------------ ------------ ------------ ------------ ------------

     Net increase (decrease)                  289,165     (109,094)   3,537,489    1,327,099    1,263,277      361,449    4,672,747

Net assets available for benefits:
 Beginning of period                        3,990,641    2,785,009   19,851,024   11,727,067      956,487      883,384  249,658,188
                                         ------------ ------------ ------------ ------------ ------------ ------------ ------------

 End of period                              4,279,806    2,675,915   23,388,513   13,054,166    2,219,764    1,244,833  254,330,935
                                         ============ ============ ============ ============ ============ ============ ============

                           SUPPLEMENTARY INFORMATION

                 HBO & COMPANY PROFIT SHARING AND SAVINGS PLAN
                         FEI # 37-0986839  - Plan #001
         Item 27a  -  Schedule of Assets Held for Investment Purposes

                                March 31, 1999
                                --------------

(a)  Identity of                                                                                 (e)  Current
     Party Involved            (b)  Identity of Issue           (c)  Description   (d)  Cost           Value
     --------------                 -----------------                -----------        ----           -----
Fidelity Investments                                                     Shares
--------------------                                                     ------
Fidelity                            Magellan Fund                       413,779    $  35,287,642     53,687,858
Fidelity                            Growth & Income Fund              1,152,592       37,070,827     53,756,909
Fidelity                            Retirement Money Market Fund     10,379,420       10,379,420     10,379,420
Fidelity                            Asset Manager Fund                  418,723        7,125,451      7,344,403
Fidelity                            Managed Income Fund               3,099,562        3,099,562      3,099,562
Fidelity                            Intermediate Bond Fund              397,449        4,052,677      4,038,081
Fidelity                            International Growth & Income
                                     Fund                               123,768        2,475,548      2,668,437
Fidelity                            Blue Chip Growth Fund               429,854       17,062,828     22,898,342
Fidelity                            Equity Income II Fund               418,914       11,153,482     12,793,647

Janus Investments                                                        Shares
-----------------                                                        ------
Janus                               Janus Balanced Fund                 101,073        1,929,345      2,119,500

Templeton Investments                                                    Shares
---------------------                                                    ------
Templeton                           Templeton Foreign A Fund            134,240        1,159,366      1,196,080
                                                                                    ------------   ------------
                                                                                     130,796,148    173,982,239
Company Stock Fund                                                       Shares
------------------                                                       ------
* McKesson HBOC, Inc.                Common Stock                     1,108,450       39,275,662     73,157,676

                                                                       Interest
                                                                       --------
Participant Loans                    Participant Loans                     7-13%               -      3,167,430
-----------------                                                                   ------------   ------------

Total investments held                                                              $170,071,810    250,307,345
                                                                                    ============   ============

*     Party in interest.
*     See independent auditors' report.

                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-39034) pertaining to the HBO & Company Profit Sharing and Savings Plan of our report dated October 8, 1999, with respect to the financial statements and schedules of the HBO & Company Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the three months ended March 31, 1999.








Atlanta, Georgia
October 11, 1999

                                   SIGNATURES
                                   ----------



  THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                              McKesson HBOC, Inc. Profit Sharing
                              Investment Plan



                              By: /s/ Ivan D. Meyerson
                                      ------------------------
                                      Ivan D. Meyerson


DATE: October 12, 1999